# CYNAPSUS THERAPEUTICS INC.

**("Corporation")**

## Request for Financial Statements

Fiscal Year: 2016

In accordance with National Instrument 51-102 – *Continuous Disclosure Obligations,* registered and beneficial shareholders may elect annually to receive a copy of our annual financial statements and corresponding management discussion and analysis ("MD&A") or interim financial statements and the corresponding MD&A, or both.

If you wish to receive these documents by mail, please return this completed form to:

**TMX EQUITY TRANSFER SERVICES INC.***
**200 University Avenue, 3rd Floor**
**Toronto ON M5H 4H1**

**Rather than receiving the financial statements by mail, you may choose to view these documents on the SEDAR website at www.sedar.com.**

Please send me:

☐ Annual Financial Statement with MD&A
(Mark this box if you would like to receive the Annual Financial Statements and related MD&A)

☐ Interim Financial Statement with MD&A
(Mark this box if you would like to receive the Interim Financial Statements and related MD&A)

**If you are casting your vote online and wish to receive financial statements, please complete the online request for financial statements following your voting instructions.**

**If the cut-off time has passed, please fax this to 416-595-9593.**

*PLEASE PRINT*

______________________________________________

FIRST NAME LAST NAME

______________________________________________

ADDRESS

______________________________________________

CITY PROVINCE/ STATE POSTAL / ZIP CODE

______________________________

COUNTRY

SIGNED: ______________________________
*(Signature of Shareholder)*

IF THIS IS AN ADDRESS CHANGE, PLEASE CHECK HERE: ☐
*(Please provide previous address below)*

______________________________________________

*TMX Equity Transfer Services Inc. is operating the transfer agency and corporate trust business in the name of Equity Financial Trust Company for a transitional period.